Exhibit 10.3

EXECUTION VERSION

INVESTMENT MANAGEMENT AGREEMENT

dated as of December 17, 2015

BY AND BETWEEN

HAMILTON FINANCE LLC,
a Delaware limited liability company

AND

CAREY CREDIT INCOME FUND,
a Delaware statutory trust

i

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”), dated as of December 17, 2015, is made by and between HAMILTON FINANCE LLC, a Delaware limited liability company (the “Company”), and CAREY CREDIT INCOME FUND, a Delaware statutory trust (in its capacity as investment manager to the Company appointed pursuant to the Agreement, the “Investment Manager”).  Reference is made to that certain Loan Agreement, dated as of the date hereof, among the Company, the lenders (the “Lenders”) and agents (the “Agents”) referred to therein, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), U.S. Bank National Association, as collateral agent (the “Collateral Agent”), as securities intermediary (the “Securities Intermediary”) and as collateral administrator (the “Collateral Administrator”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise specified, capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) or if not defined therein, shall have the meanings given to them in the Loan Agreement. References herein to the Loan Agreement shall be applicable solely while it is in effect.

1.             General Duties of the Investment Manager.

Subject to the direction and control of the Company and subject to and in accordance with the terms of the Loan Agreement, the LLC Agreement and the terms of this Agreement, the Investment Manager agrees to (or shall cause (x) Carey Credit Advisors, LLC or its Affiliates as investment advisor to the Investment Manager or (y) Guggenheim Partners Investment Management, LLC or its Affiliates as the investment sub-advisor of the Investment Manager, each an “Advisor” and collectively, the “Advisors”, subject to Section 12(c)) to supervise and direct the investment and reinvestment of the Portfolio Investments, manage, service, administer and make collections on the Portfolio Investments and perform its duties set forth herein, and shall perform on behalf of the Company those investment and leverage related duties and functions of the Company as shall be assigned to the Company or the Investment Manager in the Loan Documents or as delegated from time to time to the Investment Manager by the Company.  The Investment Manager shall comply in all material respects with all applicable federal and state laws and regulations.  In addition to, and without limiting, the duties set forth in this Section 1, the Investment Manager acknowledges that the Company is required or permitted to cause it to perform functions specified in the following sections of the Loan Agreement:  Sections 1.02(a), 1.04, 2.03(d), 4.01, 4.02. 4.05(b), 6.03(y), 6.03(jj), and 8.03(b), (the “Specific Loan Agreement Provisions”).  The Investment Manager acknowledges that it has read and understands the requirements of the Specific Loan Agreement Provisions, and to the extent of its authority hereunder, hereby agrees to act in all material respects in accordance with the Specific Loan Agreement Provisions subject to and in accordance with the terms of this Agreement.  Subject to the foregoing, the other provisions of this Agreement and the terms of the Loan Agreement, each of the Investment Manager and the Advisors is hereby appointed as the Company’s agent and attorney-in-fact with power of attorney and authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the Portfolio Investments, including, without limitation:

(a)           identifying and originating Portfolio Investments to be purchased or substituted by the Company, selecting the dates for such purchases or substitutions, and purchasing, substituting or directing the purchase or substitution of such Portfolio Investments on behalf of the Company;

(b)           identifying Portfolio Investments owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Portfolio Investments on behalf of the Company;

(c)           negotiating and entering into, on behalf of the Company, documentation providing for the purchase, substitution and sale of Portfolio Investments, including without limitation, confidentiality agreements and commitment letters;

(d)           structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Portfolio Investments to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(e)           exercising, on behalf of the Company, rights and remedies associated with Portfolio Investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of a Portfolio Investment, to waive any default, including a payment default, with respect to a Portfolio Investment and to take any other action which the Investment Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to a Portfolio Investment, including without limitation, initiating and pursuing litigation;

(f)            responding to any offer in respect of Portfolio Investments by tendering the affected Portfolio Investments, declining such offer, or taking such other actions as the Investment Manager may determine;

(g)           exercising all voting, consent and similar rights of the Company on its behalf and advising the Company with respect to matters concerning the Portfolio Investments;

(h)           advising and assisting the Company with respect to the valuation and rating of the Portfolio Investments;

(i)            retaining legal counsel and other professionals (such as the Advisors, other investment advisors to the Investment Manager and other financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Portfolio Investments;

(j)            directing, or causing to be directed, all obligors to pay Interest Proceeds and Principal Proceeds (collectively, “Collections”) directly to the appropriate Account, depositing all Collections received directly by it into the appropriate Account within one (1)

Business Day of receipt thereof and, within three (3) Business Days after receipt into the appropriate Account, identifying all Collections received by it as Interest Proceeds or Principal Proceeds.  Without limitation to the foregoing, the Investment Manager shall assist the Company and the Collateral Agent in connection with each transfer of funds from any Euro Account or GBP Account to the applicable USD Account required pursuant to the Loan Agreement.  If, notwithstanding the foregoing, the Investment Manager at any time thereafter receives any Collections or any other proceeds of any Portfolio Investments constituting Interest Proceeds or Principal Proceeds, the Investment Manager shall direct or cause to be directed, the related obligor to make such payments to the Accounts and shall promptly, and in any event no later than the Business Day after receipt thereof, deposit or cause to be deposited all such amounts into the appropriate Account;

(k)           cooperating with the Collateral Administrator in connection with the preparation of the Position Reports and the Cash Flow Reports and any supplement thereto and (i) supplying any information maintained by it that the Collateral Agent or the Collateral Administrator may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent or the Collateral Administrator hereunder or under any applicable Loan Document or required to permit the Collateral Agent or the Collateral Administrator to perform its obligations hereunder or thereunder, and (ii) reviewing and verifying the contents of the aforesaid reports (including the Position Reports and the Cash Flow Report), instructions, statements and certificates;

(l)            undertaking the obligations in the Specific Loan Agreement Provisions in accordance with such provisions;

(m)          causing the Company to pay, perform and discharge or cause to be paid, performed and discharged promptly all (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes; (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Portfolio Investments or any other property of the Company and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Company (collectively, “Charges”) payable by it, except where the failure to so pay, discharge or otherwise satisfy such Charge would not, individually or in the aggregate, be expected to have a Material Adverse Effect; and

(n)           in the Investment Manager’s discretion, performing such actions on behalf of the Company as permitted in the Loan Documents and making such determinations as necessary (in the Investment Manager’s discretion) to carry out the Company’s business under the Loan Documents.

In no event whatsoever shall there be recourse to the Investment Manager or any of its Affiliates for any amounts payable on the Advances or the other payment obligations of the Company under the Loan Agreement or any of the other documents executed and delivered by the Company in connection with the transactions contemplated by the Loan Documents.  For the avoidance of doubt, the Investment Manager does not guarantee the performance of any obligations of any other Person under any Loan Document.

2.             Duties and Obligations of the Investment Manager with Respect to the Administration of the Company.

The Investment Manager agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Company’s custodian and other service providers) to the Company.  To the extent requested by the Company, the Investment Manager agrees to provide the following administrative services:

(a)           maintain or oversee the maintenance of the books and records of the Company and maintain (or oversee maintenance by other persons) such other books and records required by law or for the proper operation of the Company;

(b)           to the extent prepared or filed by the Company, oversee the preparation and filing, and in all events review and ensure the timely filing, of all federal, state and local income Tax returns required to be filed by the Company and any other required Tax returns or reports;

(c)           review the appropriateness of and arrange for payment of the Company’s expenses;

(d)           prepare for review and approval by officers and other authorized persons of the Company (collectively, the “Authorized Signatories”) financial information for any financial statements prepared for the Company (if the Company prepares separate financial statements) and such other reports, forms and filings, as may be mutually agreed upon or as may be required by law or the Loan Documents;

(e)           prepare reports relating to the business and affairs of the Company as may be mutually agreed upon and not otherwise prepared by others;

(f)            make recommendations to the Company concerning the performance and fees of any of the Company’s service providers as the Company may reasonably request or deem appropriate;

(g)           oversee and review calculations of fees paid to the Company’s service providers;

(h)           consult with the Authorized Signatories, and the Company’s independent accountants, legal counsel, custodian and other service providers in establishing the accounting policies of the Company and monitor financial accounting services;

(i)            determine the amounts available for distribution as dividends and distributions to be paid by the Company to Carey Credit Income Fund, as the initial member of the Company (the “Member”);

(j)            prepare such information and reports as may be required under the Loan Documents;

(k)           provide such assistance to the Company’s custodian, counsel, auditors and other service providers as generally may be required to properly carry on the business and operations of the Company;

(l)            respond to, or refer to the Company’s officers or Authorized Signatories, inquiries relating to the Company;

(m)          supervise any other aspects of the Company’s administration as may be agreed to by the Company and the Investment Manager;

(n)           provide the following notices:

(i)            to the Administrative Agent and the Collateral Agent, promptly after having obtained actual knowledge thereof, notice of any Event of Default or Amendment;

(ii)           to the Administrative Agent and the Collateral Agent, promptly after having obtained actual knowledge thereof, but in no event later than three Business Days thereafter, written notice of any Default; and

(iii)          from time to time promptly following receipt thereof, forward to the Collateral Administrator (as identified on an accompanying Schedule of Portfolio Investments supplement) additional documents evidencing any assumption, modification, consolidation or extension of a Portfolio Investment.

All services are to be furnished through the medium of any officers, Authorized Signatories, the Advisors or employees of the Investment Manager or its affiliates as the Investment Manager deems appropriate in order to fulfill its obligations hereunder.

The Company shall, upon demand, reimburse the Investment Manager or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this Section 2.

3.             Authority to Bind the Company; No Joint Venture.

(a)           Except as provided in or pursuant to Sections 1, 4 and 11 hereof, the Investment Manager shall have no authority to bind or obligate the Company.  All acts of the Investment Manager (other than as provided in the Loan Documents, the LLC Agreement or in Section 1 or Section 11 hereof with respect to any Portfolio Investment) shall require the Company’s consent and approval to bind the Company.  Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement.  For all purposes hereof, the Investment Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Company from time to time, shall have no authority to act for or represent the Company.

(b)           The Investment Manager shall act in conformity with the written instructions and directions of the Company delivered in accordance with the terms and conditions hereof, except to the extent that authority has been delegated to the Investment Manager pursuant to the terms of this Agreement or the LLC Agreement.  The Investment Manager will not be bound to follow any amendment to the LLC Agreement until it has received written notice thereof and until it has received a copy of the amendment from the Company or the Administrative Agent; provided that if any such amendment materially affects the rights or duties of the Investment Manager, the Investment Manager shall not be obligated to respect or comply with the terms of such amendment unless it consents thereto.  The Company agrees that it shall not permit any amendment to the Loan Documents or the LLC Agreement that materially affects the rights or duties of the Investment Manager to become effective unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing. The Investment Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Investment Manager.  The Investment Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors.  The Investment Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of the Company and may also rely on opinions of the Investment Manager’s counsel with respect to such instructions, directions and approvals.  The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons.  The Investment Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.

4.             Limitations Relating to Portfolio Investments.

(a)           Portfolio Investments.  Except as otherwise provided in this Section 4 and subject to the requirements of the Loan Documents, the LLC Agreement and applicable law, the Investment Manager may cause the Company (which term shall include, for all purposes relating to the purchase, substitution and sale of Portfolio Investments and the duties and obligations of the Investment Manager set forth in Section 1 hereof, the Company and its consolidated subsidiaries, if any) from time to time to purchase or substitute Portfolio Investments.

(b)           Other Agreements of the Investment Manager.  The Investment Manager agrees to the following:

(i)            the Investment Manager shall cause any purchase, substitution or sale of any Portfolio Investment to be conducted in accordance with the Loan Documents and the Sale Agreement (as defined in the Loan Agreement);

(ii)           the Investment Manager shall provide to the Collateral Administrator all reports, data and other information (including, without limitation, any letters of representations) that the Collateral Administrator may reasonably request in connection with its duties under the Loan Documents, to the extent reasonably available to the Investment Manager; and

(iii)          the Investment Manager shall notify the Company of any change in control of the Advisors or the Investment Manager within a reasonable time after such change in control occurs.

(c)           Other Obligations of the Investment Manager.  Subject to the terms of the Loan Documents and to Section 9 hereof, the Investment Manager shall use commercially reasonable efforts to ensure that no action is taken by it, and shall not willfully or in a grossly negligent manner take any action which would (a) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would adversely affect, in any material respect, any Lender, the business, operations, assets or financial condition of the Company, or the ability of the Investment Manager to perform its obligations hereunder, (b) require registration of the Company or the pool of Collateral as an “investment company” under the Investment Company Act, (c) adversely affect the Administrative Agent in any material respect, (d) result in the Company violating the terms of any Loan Document, (e) adversely affect the interests of the Secured Parties in the pool of Collateral in any material respect (other than actions (i) permitted hereunder or under any Loan Document or (ii) taken in the ordinary course of business of the Investment Manager in accordance with its fiduciary duties to its clients) or (f) cause (i) the Company to take any action or make an election to classify itself as an association taxable as a corporation for federal, state or any applicable tax purposes or (ii) otherwise cause adverse tax consequences to the Company, it being understood that, in all circumstances, (x) the Investment Manager and its Affiliates and their respective trustees, members, managers, directors, officers, stockholders, shareholders, employees and agents shall not be liable to the Company except as provided in Section 9 and (y) in connection with the foregoing, the Investment Manager shall not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Loan Documents or the conduct of its business generally. If the Investment Manager is ordered to take any such action on behalf of the Company, the Investment Manager shall promptly notify the Company and the Administrative Agent of the Investment Manager’s judgment that such action would, in its reasonable business judgment, have one or more of the consequences set forth above and need not take such action, unless the Company again requests the Investment Manager to do so and the Administrative Agent has consented thereto in writing.  Notwithstanding any such request, the Investment Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Investment Manager from any liability it may incur as a result of such action. Notwithstanding anything contained in this Agreement to the contrary, any indemnification of the Investment Manager provided for in this Section 4 shall be payable by the Company in accordance with the Loan Agreement. The Investment Manager covenants that it shall comply in all material respects with applicable laws and regulations relating to its performance under this Agreement.

5.             Compensation.

The Investment Manager hereby acknowledges that it is an Affiliate of the Company and will receive a valuable benefit from its entry into this Agreement, notwithstanding that no fees shall be payable to the Investment Manager for the performance of its obligations under this Agreement.

6.             Expenses.

Other than as set forth below, the Company will be responsible for paying all of its expenses. On behalf of the Company, the Investment Manager may advance payment of any expenses, and the Company shall, upon request, reimburse the Investment Manager therefor within 30 days following written request from the Investment Manager.  Nothing in this Section 6 shall limit the ability of the Investment Manager to be reimbursed by any Person other than the Company (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Investment Manager in connection with the performance of services hereunder.  The Investment Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Company with receipts or other written vouchers with respect thereto upon request of the Company.  The Company shall bear the reasonable costs and expenses of all audits and inspections permitted by Section 6.03 of the Loan Agreement.

7.             Non-Exclusivity.

The services of the Investment Manager to the Company are not to be deemed exclusive, and the Investment Manager shall be free to render asset management or management services to other Persons (including Affiliates, other investment companies, and clients having objectives similar to those of the Company).  It is understood and agreed that the trustees, officers or directors of the Investment Manager may engage in any other business activity or render services to any other Person or serve as partners, trustees, officers or directors of any other firm or corporation.  Notwithstanding the foregoing, it is understood and agreed that the Investment Manager will at no time render any services to, or in any way participate in the organization or operation of, any investment company or other entity if such actions would require the Company to register as an “investment company” under the Investment Company Act.  Subject to Sections 5 and 27 hereof, it is understood and agreed that information or advice received by the Investment Manager and trustees, officers or directors of the Investment Manager hereunder shall be used by such organization or such persons to the extent permitted by applicable law.

8.             Standard of Care.

The Investment Manager shall exercise its discretion and authority in accordance with Applicable Law, the terms of the Loan Documents, all customary and usual servicing practices for loans similar to the Portfolio Investments and, to the extent consistent with the foregoing, (i) with reasonable care, using a degree of skill and diligence not less than that with which the Company or Investment Manager, as applicable, services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio Investments and without regard to any relationship that the Investment Manager or any Affiliate thereof may have with any underlying obligor or any Affiliate of an obligor.

9.             Limitation of Liability; Indemnification.

(a)           The Investment Manager assumes no responsibility under this Agreement other than to render the services called for hereunder and under the terms of the Loan Documents made applicable to it pursuant to the terms of this Agreement applicable to it in good faith.  The Investment Manager shall not be responsible for any action or inaction of the Company in declining to follow any advice, recommendation, or direction of the Investment Manager.  The Investment Manager shall have no liability to the Administrative Agent or the Company’s other creditors, for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgment, settlement, cost or other expense (including attorney’s fees and expenses) arising out of or with respect to any investment, or for any other act or omission in the performance of its obligations to the Company, except for any liability to which it would be subject by reason of willful misfeasance, bad faith, gross negligence in performance, or reckless disregard, of its obligations hereunder. The Investment Manager shall not be liable for any consequential, special, punitive, exemplary or treble damages or lost profits hereunder or under the Loan Documents.

(b)           The Company shall reimburse, indemnify and hold harmless the trustees, directors, officers, stockholders, shareholders, agents and employees of the Investment Manager and any of its Affiliates from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Investment Manager, its trustees, directors, officers, stockholders, shareholders, agents and employees made in good faith and in the performance of the Investment Manager’s duties under this Agreement or the Loan Documents except to the extent resulting from such person’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder or thereunder.  The Investment Manager, its trustees, directors, officers, stockholders, shareholders, agents and employees may consult with counsel and accountants with respect to the affairs of the Company and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants.  Notwithstanding anything contained herein to the contrary, the obligations of the Company under this Section 9(b) shall be payable from the Company’s assets and are subject to the availability of funds and to the conditions set forth in the Loan Agreement.

(c)           The Investment Manager shall reimburse, indemnify and hold harmless the Company and its directors, officers, managers, members, agents and employees from any and all actual and reasonable out-of-pocket expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees and expenses), as are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation caused by, or arising out of or in connection with, any acts or omissions of the Investment Manager in the performance of the Investment Manager’s duties under this Agreement or the Loan Documents to the extent resulting from the Investment Manager’s bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder or thereunder.

10.          Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms.

(a)           This Agreement shall become effective as of the date hereof and, unless sooner terminated by the Company or the Investment Manager as provided herein, shall continue in effect during the existence of the Company. Notwithstanding the foregoing, this Agreement may be terminated by the Company without the payment of any penalty, upon the occurrence of a “cause” event.  A “cause” event for purposes of this Section 10(a) shall have occurred by reason of:

(i)            the Investment Manager’s breach, in any material respect, of any provision of this Agreement or the Loan Documents applicable to it and the Investment Manager’s failure to cure such breach within 30 days of its becoming aware of, or receiving notice of, the occurrence of such breach;

(ii)           the Investment Manager’s intentional breach of any material provision of this Agreement or the Loan Documents applicable to it (not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation of instructions);

(iii)          the failure of any representation, warranty, certification or statement made or delivered by the Investment Manager in or pursuant to this Agreement to be correct in any material respect when made which failure (a) could reasonably be expected to have a material adverse effect on the Company, the Secured Parties or the Collateral and (b) if capable of being cured, is not corrected by the Investment Manager within 30 days of its becoming aware of, or receiving notice of, such failure;

(iv)          the Investment Manager (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (4) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (5) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property or (6) is subject to an involuntary bankruptcy or insolvency proceeding, or a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Investment Manager, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Investment Manager or of any substantial part of its property, and the continuance of any such proceeding or order unstayed and in effect for a period of 60 consecutive days; or

(v)           the occurrence of an act by the Investment Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, or the Investment Manager being indicted for a criminal offense materially related to its business of providing asset management services;

(vi)          the occurrence of any event specified in clause (a) of the definition of Event of Default in the Loan Agreement which default is primarily the result of any act or omission of the Investment Manager resulting from a breach of its duties under this Agreement or under the Loan Agreement (but not as a result of any default of any Collateral Obligation).

The Investment Manager shall promptly provide written notice to the Member upon the occurrence of a “cause” event.

(b)           This Agreement shall be automatically terminated in the event that the Company determines in good faith that the Company or the Company’s asset portfolio has become required to be registered under the provisions of the Investment Company Act.

(c)           Within 30 days of the resignation or removal of the Investment Manager, the Company may appoint a successor investment manager.  No such resignation or removal will be effective until the date as of which a successor investment manager has assumed in writing the Investment Manager’s duties and obligations as specified herein.

(d)           Notwithstanding anything herein to the contrary, Sections 6 and 9 of this Agreement shall survive any termination hereof.

11.          Power of Attorney; Further Assurances.

In addition to the power of attorney granted to the Investment Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Investment Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and (b) to (i) subject to any policies adopted by the Member or the Company with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations.  To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms.  The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reasonably request for the purpose of enabling the Investment Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement.  Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

12.          Amendment of this Agreement; Assignment; Delegation.

(a)           No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought and, with respect to Sections 5, 6, 9, 10, 12, 22, 26 and 27, consented to by the Administrative Agent in writing. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b)           The Investment Manager may not, directly or indirectly, assign all or any part of its rights and duties under this Agreement to any Person without the prior consent of the Company, the Administrative Agent and the Required Financing Providers; provided that no such consent shall be required in connection with (x) changes in ownership of Carey Credit Income Fund resulting from sales of shares to, or redemptions of shares held by, feeder funds of Carey Credit Income Fund, (y) a merger of Carey Credit Income Fund with another business development company sponsored by W.P. Carey Inc. and Guggenheim Partners Investment Management, LLC or (z) other fundamental change transaction the result of which effectively combines the ownership and/or assets of Carey Credit Income Fund and a business development company sponsored by W.P. Carey Inc. and Guggenheim Partners Investment Management, LLC, or merges or consolidates their respective collateral advisors or sub-advisors.  In accordance with the foregoing, the Investment Manager may transfer this Agreement or its rights and duties under this Agreement without obtaining the prior consent of the Company or providing prior notice to the Member in a transaction that does not result in a Change of Control.

(c)           In providing services hereunder, the Investment Manager may, without the consent of any party, delegate to third parties (including without limitation its Advisors and/or Affiliates) the duties assigned to the Investment Manager under this Agreement and the Loan Documents, and employ third parties (including without limitation its Advisors and/or Affiliates) to render advice (including investment advice), to provide services to arrange for trade execution and otherwise provide assistance to the Company, and to perform any of the Investment Manager’s duties under this Agreement; provided that the Investment Manager shall not be relieved of any of its duties hereunder regardless of the performance of any services by third parties, including Advisors or Affiliates.

13.          Notices.

Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing

(including by electronic mail or other electronic messaging system). All such notices and other communications shall be deemed to have been duly given when transmitted by facsimile, electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as set forth below:

(a)           If to the Company:

Hamilton Finance LLC
c/o Carey Credit Income Fund
50 Rockefeller Plaza
13th Floor
New York, New York 10020
Attention: Chief Financial Officer
Telephone: (212) 492-8990
Facsimile: (212) 492-8922
Email: psaintpierre@wpcarey.com and bwilliams@wpcarey.com

(b)           If to the Investment Manager:

Carey Credit Income Fund
50 Rockefeller Plaza
13th Floor
New York, New York 10020
Attention: Chief Financial Officer
Telephone: (212) 492-8990
Facsimile: (212) 492-8922
Email: psaintpierre@wpcarey.com and bwilliams@wpcarey.com

(c)           If to the Administrative Agent, the Collateral Agent, the Collateral Administrator or any Lender under the Loan Agreement, as provided in the Loan Agreement, as may be amended therein.

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 13.

14.          Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

15.          Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

16.          Costs and Expenses.

The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne equally by each party hereto.

17.          Books and Records.

In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Investment Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company’s request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records maintained by it in its capacity as Investment Manager that are required to be maintained by Rule 31a-1 under the Investment Company Act.

18.          Titles Not to Affect Interpretation.

The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

19.          Provisions Separable.

The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

20.          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.          Execution in Counterparts.

This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

22.          Third Party Rights; Benefits of Agreement.

Other than as set forth in this Section 22, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member.

The Investment Manager hereby acknowledges that the Collateral Agent is the beneficiary of a collateral assignment of this Agreement pursuant to Section 8.02 of the Loan Agreement and the Collateral Agent for the benefit of the Secured Parties shall be an express third party beneficiary of the Company’s rights hereunder, including but not limited to the Company’s right to indemnification set forth in Section 9, subject, in each case, to each of the limitations, restrictions and conditions set forth in the Loan Agreement with respect to the collateral assignment of this Agreement, and for the avoidance of doubt, excluding any right of the Company to replace or terminate the Investment Manager; provided that, such collateral assignment and such third party beneficiary rights shall automatically terminate upon the irrevocable payment in full of the Secured Obligations (other than contingent indemnity obligations as to which no claim has been made) and the termination of the Financing Commitments in full.  In addition, the Administrative Agent is an express third party beneficiary of Section 12(a) hereof; provided that such third party beneficiary rights shall automatically terminate upon the irrevocable payment in full of the Secured Obligations (other than contingent indemnity obligations as to which no claim has been made) and the termination of the Financing Commitments in full).

23.          Representations and Warranties of the Investment Manager.

The Investment Manager represents, warrants and covenants as of the Effective Date and the date of each Advance as to itself:

(a)           Organization and Good Standing.  It has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times;

(b)           Due Qualification.  It is duly qualified to do business as a Delaware statutory trust in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(c)           Power and Authority.  It has the power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by the Investment Manager by all necessary trust action;

(d)           Binding Obligations.  This Agreement has been executed and delivered by the Investment Manager and, assuming due authorization, execution and delivery by the Company, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing;

(e)           No Violation.  The execution, delivery and performance of this Agreement by the Investment Manager, the Investment Manager’s consummation of the transactions contemplated hereby and the Investment Manager’s fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its trust agreement, or any material indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other material instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any Applicable Law except, in the case of this subclause (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect;

(f)            No Proceedings.  There are no proceedings or investigations pending or, to the best of the Investment Manager’s knowledge, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated hereby or (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.  Except as otherwise disclosed, there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Investment Manager, threatened that, if determined adversely to the Investment Manager, would have a material adverse effect upon the performance by the Investment Manager of its duties under, or on the validity or enforceability of, this Agreement;

(g)           No Consents.  No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect;

(h)           Investment Company Status.  It is not required to be registered as an “investment company” within the meaning of the Investment Company Act;

(i)            Information True and Correct.  All information (other than any information provided to the Investment Manager by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of the Investment Manager in writing to any Lender, the Collateral Agent, the Collateral Administrator or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects. With respect to any information received from any un-Affiliated third party, the Investment Manager (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Agent, the Collateral Administrator or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Agent, the Collateral Administrator or the Administrative Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished;

(j)            Eligibility of Portfolio Investments.  All Portfolio Investments included in the calculation of the Net Asset Value in the most recently delivered Position Report, to the knowledge of the Investment Manager, satisfy the Eligibility Criteria;

(k)           Collections.  The Investment Manager acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Secured Parties until deposited into the applicable Account; and

(l)            Allocation of Charges.  There is not any agreement or understanding between the Investment Manager and the Company (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

24.          Conflict with the Loan Agreement.

In the event that this Agreement requires any action to be taken with respect to any matter and the Loan Agreement requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Loan Agreement in respect thereof shall control.

25.          Subordination.

The Investment Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Investment Manager agrees to be bound by the provisions of, the Loan Agreement and each of the Investment Manager and the Company hereby consents to the assignment of this Agreement as provided in Section 8.02 of the Loan Agreement.

26.          No Proceedings.

The Investment Manager hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the Secured Parties under the Loan Documents.  The Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings.  The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor.  Nothing in this Section 26 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted against the Company by any Person other than a party hereto.

27.          Limited Recourse.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company, the Member or the Investment Manager contained in this Agreement shall be had against any incorporator, stockholder, shareholder, partner, officer, director, trustee, member, manager, employee or agent of Company, the Investment Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, the Member and/or the Investment Manager, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, shareholder, officer, director, trustee, member, manager, employee or agent of the Company, the Member, the Investment Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company, the Member or the Investment Manager contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company, the Member or the Investment Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, shareholder, officer, director, trustee, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided however, the foregoing shall not be construed so as to exonerate or exculpate the Company, the Member or the Investment Manager from any liability by reason of a breach by such party of any of its obligations, covenants or agreements contained in the Loan Documents or its willful misconduct or gross negligence.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAREY CREDIT INCOME FUND

By:	/s/ Paul Saint-Pierre
Name: Paul Saint-Pierre
Title: Chief Financial Officer

HAMILTON FINANCE LLC

By: Carey Credit Income Fund, its Designated Manager

By:	/s/ Paul Saint-Pierre
Name: Paul Saint-Pierre
Title: Chief Financial Officer

Hamilton Finance LLC

Investment Management Agreement